UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
April 28, 2014
Date of Report (Date of earliest event reported)

AGENUS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

781-674-4400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other events

Agenus Inc. announced today that the company has entered into a collaboration and license agreement with Merck, known as MSD outside the United States and Canada, through a subsidiary, for the discovery and development of therapeutic antibodies to immune checkpoints for the treatment of cancer.  Under the terms of the agreement, Agenus will discover and optimize fully human antibodies against two undisclosed Merck checkpoint targets using the 4-Antibody Retrocyte Display® platform.  Merck will be responsible for clinical development and commercialization of candidates generated under the collaboration.

Under the terms of the agreement, Agenus is eligible to receive approximately $100 million in potential payments associated with the completion of certain clinical, regulatory and commercial milestones for two candidates from Merck. In addition, Agenus is eligible to receive royalty payments on worldwide product sales.

The full text of the press release issued in connection with the announcement is being filed as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

          99.1     Press Release dated April 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENUS INC.

Date: April 28, 2014	By:	/s/ Garo H. Armen

Garo H. Armen
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated April 28, 2014